EXHIBIT 99.1

Earnings Press Release dated July 15, 2010

INVESTOR CONTACT:	Peter Goulding
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

July 15, 2010

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER EARNINGS OF $16 MILLION OR $0.04 PER SHARE

Realizes operating earnings of $0.09 per share, excluding one-time costs

Announces acquisitions of Smithtown Bancorp and LSB Corporation

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $16.0 million, or $0.04 per share, for the second quarter of 2010, compared to $13.6 million, or $0.04 per share, for the first quarter of 2010, and $25.3 million, or $0.08 per share, for the second quarter of 2009. Included in both this quarter’s and first quarter’s results are pre-tax merger-related, system conversion and one-time expenses totaling $23.2 million and $23.4 million, respectively. Excluding the effect of these items, net income would have been $31.8 million, or $0.09 per share, for the second quarter of 2010 and $29.2 million, or $0.08 per share, for the first quarter of 2010.

As previously reported, People’s United Financial completed its acquisitions of Financial Federal Corporation on February 19, 2010 and Butler Bank on April 16, 2010. Accordingly, Financial Federal’s and Butler Bank’s results of operations are included as of the respective acquisition dates, and prior period results have not been restated to include Financial Federal and Butler Bank.

The Board of Directors of People’s United Financial declared a $0.1550 per share quarterly dividend, payable August 15, 2010 to shareholders of record on August 1, 2010. Based on the closing stock price on July 14, 2010, the dividend yield on People’s United Financial common stock is 4.4 percent.

People’s United Financial also announced today definitive agreements to acquire Smithtown Bancorp, Inc. based in Hauppauge, New York, and LSB Corporation based in North Andover, Massachusetts. Further information regarding these acquisitions is included in a separate release.

“The announcement today of the acquisition of two financial institutions within markets contiguous to our existing footprint, while at the same time reporting another solid quarter of operating results, is a testament to the strong financial position of People’s United Financial,” stated Jack Barnes, interim President and Chief Executive Officer. “The strength of our capital and liquidity, asset quality and earnings, as well as the fact that our balance sheet remains funded almost entirely by deposits and stockholders’ equity, continue to set us apart from most in the industry.”

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People’s United Financial, Inc. Reports 2Q Earnings

Barnes added, “While we continue to evaluate potential acquisition opportunities, we are actively pursuing other capital deployment activities. In this regard, we plan to open two new branches in downtown Boston – one in the Prudential Center and one in the Financial District – before year end, thereby providing an important extension to our growing footprint in the greater Boston area. Further, during the second quarter we repurchased 3.7 million shares of our common stock for approximately $52 million.”

Barnes concluded, “In connection with the final phase of our core systems conversion, which is scheduled to be completed this weekend, we have begun the process of rebranding our branches in Vermont, New Hampshire, Massachusetts and Maine to People’s United Bank. We are pleased to have reached this milestone, which will provide all of our customers with the added convenience of being able to bank seamlessly at any of our nearly 300 branches along with the instant recognition of the People’s United Bank name on branches from Bangor, Maine to Scarsdale, New York.”

“On an operating basis, excluding merger-related, system conversion and one-time expenses, earnings were $31.8 million, or 9 cents per share this quarter,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “Significant drivers of the company’s performance this quarter were an improvement in the net interest margin and modest loan growth across our strategic lending businesses, partially offset by higher net loan charge-offs. The net interest margin improved 21 basis points to 3.68 percent, primarily reflecting the benefit of a full quarter of Financial Federal. A single non-performing commercial loan accounted for $6.0 million, or 72 percent, of the quarterly increase in net loan charge-offs.”

Commenting on asset quality, Burner continued, “Loans acquired in connection with the Financial Federal and Butler Bank acquisitions have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolios. For the originated loan portfolio, representing all loans other than those acquired in the Financial Federal and Butler Bank transactions, non-performing loans totaled $219.7 million at June 30, 2010, and the ratio of non-performing loans to originated loans was 1.56 percent, compared to $192.3 million and 1.36 percent, respectively, at March 31, 2010. Non-performing loans in the acquired loan portfolios, which represent those loans acquired in the Financial Federal and Butler Bank transactions that meet our definition of non-performing but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $60.1 million at June 30, 2010.”

Non-performing assets totaled $284.5 million at June 30, 2010, a $37.0 million increase from March 31, 2010, of which $13.1 million is attributable to REO acquired in connection with the Butler Bank acquisition. Non-performing assets equaled 2.01 percent of originated loans, REO and repossessed assets at June 30, 2010 compared to 1.74 percent at March 31, 2010. At June 30, 2010, the allowance for loan losses as a percentage of originated loans was 1.23 percent and as a percentage of non-performing originated loans was 79 percent, compared to 1.22 percent and 90 percent, respectively, at March 31, 2010.

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People’s United Financial, Inc. Reports 2Q Earnings

Second quarter net loan charge-offs totaled $17.8 million compared to $9.5 million in the first quarter of 2010. Net loan charge-offs as a percent of average loans on an annualized basis were 0.46 percent in the second quarter of 2010 compared to 0.26 percent in this year’s first quarter. The level of the allowance for loan losses is unchanged from March 31, 2010.

In the second quarter of 2010, return on average tangible assets was 0.32 percent and return on average tangible stockholders’ equity was 1.7 percent, compared to 0.28 percent and 1.5 percent, respectively, for the first quarter of 2010. At June 30, 2010, People’s United Financial’s tangible equity ratio stood at 18.0 percent.

Conference Call

On July 16, 2010, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement and our acquisition announcements. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares outstanding (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

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People’s United Financial, Inc. Reports 2Q Earnings

2Q 2010 Financial Highlights

Summary

•	Net income totaled $16.0 million, or $0.04 per share.

•	Operating earnings were $31.8 million, or $0.09 per share.

•	Net interest income totaled $173.8 million.

•	Net interest margin increased 21 basis points from 1Q10 to 3.68%.

•	Average short-term investments and securities purchased under agreements to resell totaled $2.5 billion, or 13% of average earning assets, and yielded 0.26% in 2Q10.

•	Average deposits increased $502 million (including $183 million of average deposits acquired in the Butler Bank acquisition) and the interest cost on deposits declined 4 basis points from 1Q10.

•	Provision for loan losses totaled $17.8 million.

•	Net loan charge-offs totaled $17.8 million in 2Q10.

•	Non-interest income totaled $76.8 million in 2Q10 compared to $70.6 million in 1Q10.

•	2Q10 includes a full quarter of Financial Federal non-interest income.

•	Non-interest expense totaled $209.8 million in 2Q10 compared to $200.3 million in 1Q10.

•	2Q10 includes $15.3 million of one-time expenses related to the former CEO separation agreement.

•	2Q10 and 1Q10 include $7.9 million and $23.4 million, respectively, of merger-related and system conversion costs.

•	2Q10 includes a full quarter of Financial Federal non-interest expense.

•	Effective income tax rate was 30.4% in 2Q10 and 31.8% in the first six months of 2010.

•	Excluding a $1.2 million non-taxable BOLI death benefit, the income tax rate was 32.2% in 2Q10 and 32.7% in the first six months of 2010.

Commercial Banking

•	Average commercial banking loans, excluding shared national credits and acquired loans, increased $96 million from 1Q10 to $8.9 billion.

•	Loans acquired in the Financial Federal transaction averaged $1.1 billion in 2Q10.

•	Shared national credits totaled $470.9 million (3% of total loans) at June 30, 2010, a $55.0 million decrease from March 31, 2010.

•	Non-performing commercial banking assets, excluding non-performing acquired loans, totaled $182.0 million at June 30, 2010, a $13.7 million increase from March 31, 2010.

•	Commercial REO acquired in the Butler Bank acquisition accounted for $5.2 million of the increase.

•	Includes two previously disclosed non-performing shared national credits ($11.0 million in non-performing loans and $8.8 million in real estate owned).

•	The ratio of non-performing commercial banking loans, excluding non-performing acquired loans, to originated commercial banking loans was 1.36% at June 30, 2010 compared to 1.25% at March 31, 2010.

•	Net loan charge-offs totaled $16.5 million, or 0.62% annualized, of average commercial banking loans in 2Q10, compared to $7.5 million, or 0.30% annualized, in 1Q10.

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People’s United Financial, Inc. Reports 2Q Earnings

Retail & Small Business Banking

•

Average residential mortgage loans totaled $2.5 billion, unchanged from 1Q10, reflecting the addition of approximately $105 million of average residential mortgage loans acquired in the Butler Bank acquisition.

•	Net loan charge-offs totaled $0.4 million, or 0.07% annualized, of average residential mortgage loans.

•

The ratio of non-performing residential mortgage loans, excluding non-performing acquired loans, to originated residential mortgage loans was 3.40% at June 30, 2010 compared to 2.70% at March 31, 2010.

•	Average home equity loans totaled $2.0 billion, unchanged from 1Q10.

•	Net loan charge-offs totaled $0.1 million, or 0.03% annualized, of average home equity loans.

•	Average indirect auto loans totaled $187 million, a $12 million decrease from 1Q10.

•	Net loan charge-offs totaled $0.2 million, or 0.39% annualized, of average indirect auto loans.

Wealth Management

•	Wealth Management income decreased $0.3 million from 1Q10.

•	Investment management fees increased $0.7 million and insurance revenue decreased $1.0 million, both reflecting the seasonal nature of related fee income.

•

Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.4 billion at June 30, 2010 compared to $16.8 billion at March 31, 2010, primarily reflecting the decline in equity markets in 2Q10.

People’s United Financial, a diversified financial services company with $22 billion in assets, provides commercial banking, retail and small business banking, and wealth management services through a network of nearly 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; (11) success in addressing management succession issues in a timely and effective manner; and (12) possible changes in regulation resulting from or relating to the pending financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial acquired Financial Federal Corporation on February 19, 2010 and Butler Bank on April 16, 2010. The acquisitions were accounted for using the purchase method of accounting. Accordingly, Financial Federal and Butler Bank results of operations are included as of the respective acquisition dates, and prior period results have not been restated to include Financial Federal and Butler Bank.

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Operating Data:
Net interest income	$173.8	$159.6	$147.5	$145.3	$141.2
Provision for loan losses	17.8	9.5	13.6	21.5	14.0
Non-interest income (1)	76.8	70.6	71.7	80.2	85.0
Non-interest expense (2)	209.8	200.3	172.2	165.1	176.2
Income before income tax expense	23.0	20.4	33.4	38.9	36.0
Net income	16.0	13.6	24.9	26.8	25.3

Selected Statistical Data:
Net interest margin (3)	3.68%	3.47%	3.19%	3.19%	3.12%
Return on average assets (3)	0.29	0.26	0.47	0.51	0.49
Return on average tangible assets (3)	0.32	0.28	0.51	0.55	0.53
Return on average stockholders’ equity (3)	1.2	1.0	2.0	2.1	2.0
Return on average tangible stockholders’ equity (3)	1.7	1.5	2.8	3.0	2.8
Efficiency ratio	72.7	75.9	73.7	71.3	73.9

Per Common Share Data:
Diluted earnings per share	$0.04	$0.04	$0.07	$0.08	$0.08
Dividends paid per share	0.1550	0.1525	0.1525	0.1525	0.1525
Dividend payout ratio	352.0%	376.2%	204.7%	191.3%	202.0%
Book value (end of period)	$15.10	$15.12	$15.20	$15.24	$15.29
Tangible book value (end of period)	10.14	10.25	10.68	10.71	10.75
Stock price:
High	16.79	17.08	17.16	17.41	18.54
Low	13.49	15.07	15.15	14.84	14.72
Close (end of period)	13.50	15.62	16.70	15.56	15.07
Common shares outstanding (end of period) (in millions)	358.51	362.25	335.63	335.62	335.47
Average diluted common shares outstanding (in millions)	358.24	344.82	332.56	332.19	332.33

(1)	Includes net security gains of $4.7 million and $12.0 million for the three months ended September 30, 2009 and June 30, 2009, respectively.
(2)	Includes $23.2 million, $23.4 million and $4.5 million of merger-related, system conversion and one-time expenses for the three months ended June 30, 2010, March 31, 2010 and December 31, 2009, respectively, and an FDIC special assessment charge of $8.4 million for the three months ended June 30, 2009.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Six Months Ended
(dollars in millions, except per share data)	June 30, 2010	June 30, 2009
Operating Data:
Net interest income	$333.4	$284.0
Provision for loan losses	27.3	21.9
Non-interest income (1)	147.4	157.2
Non-interest expense (2)	410.1	347.3
Income before income tax expense	43.4	72.0
Net income	29.6	49.5

Selected Statistical Data:
Net interest margin (3)	3.58%	3.18%
Return on average assets (3)	0.27	0.48
Return on average tangible assets (3)	0.30	0.52
Return on average stockholders’ equity (3)	1.1	1.9
Return on average tangible stockholders’ equity (3)	1.6	2.7
Efficiency ratio	74.2	74.6

Per Common Share Data:
Diluted earnings per share	$0.08	$0.15
Dividends paid per share	0.3075	0.3025
Dividend payout ratio	363.1%	204.6%
Book value (end of period)	$15.10	$15.29
Tangible book value (end of period)	10.14	10.75
Stock price:
High	17.08	18.54
Low	13.49	14.72
Close (end of period)	13.50	15.07
Common shares outstanding (end of period) (in millions)	358.51	335.47
Average diluted common shares outstanding (in millions)	351.56	332.25

(1)	Includes net security gains of $17.4 million for the six months ended June 30, 2009.
(2)	Includes $46.6 million of merger-related, system conversion and one-time expenses for the six months ended June 30, 2010 and an FDIC special assessment charge of $8.4 million for the six months ended June 30, 2009.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Financial Condition Data:
General:
Total assets	$21,923	$21,588	$21,257	$20,810	$20,812
Loans	15,215	15,311	14,234	14,302	14,553
Short-term investments (1)	1,199	2,527	3,492	3,077	3,073
Securities	1,787	886	902	550	491
Allowance for loan losses	173	173	173	173	167
Goodwill and other acquisition-related intangibles	1,778	1,767	1,515	1,520	1,525
Deposits	15,834	15,397	15,446	15,050	15,023
Borrowings	141	175	159	154	160
Subordinated notes	183	182	182	182	181
Stockholders’ equity	5,413	5,479	5,101	5,115	5,130
Non-performing assets (2)	285	248	206	193	182
Net loan charge-offs	17.8	9.5	13.6	16.0	6.0

Average Balances:
Loans	$15,319	$14,680	$14,231	$14,454	$14,595
Short-term investments (1)	2,534	2,901	3,464	3,105	2,816
Securities	1,097	888	887	782	799
Total earning assets	18,950	18,469	18,582	18,341	18,210
Total assets	21,872	21,260	21,132	20,870	20,759
Deposits	15,704	15,202	15,273	15,037	14,886
Total funding liabilities	16,052	15,573	15,616	15,365	15,237
Stockholders’ equity	5,458	5,275	5,106	5,135	5,162

Ratios:
Net loan charge-offs to average loans (annualized)	0.46%	0.26%	0.38%	0.44%	0.16%
Non-performing assets to originated loans,
REO and repossessed assets (3)	2.01	1.74	1.44	1.35	1.25
Allowance for loan losses to non-performing originated loans (3)	78.5	89.7	102.2	98.2	99.4
Allowance for loan losses to originated loans (3)	1.23	1.22	1.21	1.21	1.15
Average stockholders’ equity to average total assets 24.9		24.8	24.2	24.6	24.9
Stockholders’ equity to total assets	24.7	25.4	24.0	24.6	24.7
Tangible stockholders’ equity to tangible assets	18.0	18.7	18.2	18.6	18.7
Total risk-based capital (4)	16.5	16.3	14.1	14.0	13.7

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	Calculations exclude acquired loans.
(4)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s June 30, 2010 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2010	March 31, 2010	June 30, 2009
Assets
Cash and due from banks	$357.5	$296.3	$343.0
Short-term investments	1,199.2	2,527.3	2,672.8

Total cash and cash equivalents	1,556.7	2,823.6	3,015.8

Securities purchased under agreements to resell	745.0	—	400.0

Securities:
Trading account securities, at fair value	75.6	75.7	12.2
Securities available for sale, at fair value	1,621.8	724.1	446.8
Securities held to maturity, at amortized cost	55.3	55.3	0.8
Federal Home Loan Bank stock, at cost	33.9	31.1	31.1

Total securities	1,786.6	886.2	490.9

Loans:
Commercial real estate	5,478.7	5,442.1	5,234.2
Commercial	5,049.8	5,178.3	4,094.6
Residential mortgage	2,489.4	2,468.3	2,950.1
Consumer	2,197.0	2,222.6	2,273.7

Total loans	15,214.9	15,311.3	14,552.6
Less allowance for loan losses	(172.5)	(172.5)	(167.0)

Total loans, net	15,042.4	15,138.8	14,385.6

Goodwill and other acquisition-related intangibles	1,778.2	1,766.5	1,525.3
Premises and equipment	255.0	258.2	258.2
Bank-owned life insurance	239.4	236.9	233.0
Other assets	519.8	477.9	502.7

Total assets	$21,923.1	$21,588.1	$20,811.5

Liabilities
Deposits:
Non-interest-bearing	$3,421.1	$3,313.3	$3,310.4
Savings, interest-bearing checking and money market	7,907.6	7,641.5	6,609.7
Time	4,505.6	4,442.6	5,102.9

Total deposits	15,834.3	15,397.4	15,023.0

Borrowings:
Repurchase agreements	133.0	164.1	145.5
Federal Home Loan Bank advances	7.5	10.5	14.6

Total borrowings	140.5	174.6	160.1

Subordinated notes	182.5	182.2	181.2
Other liabilities	352.5	355.3	310.6

Total liabilities	16,509.8	16,109.5	15,674.9

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized;
374.6 million shares, 374.8 million shares and 348.3 million shares issued)	3.8	3.8	3.5
Additional paid-in capital	4,940.6	4,924.6	4,500.6
Retained earnings	831.1	874.5	974.7
Treasury stock, at cost (6.9 million shares, 3.2 million shares and 3.3 million shares)	(110.2)	(58.2)	(60.1)
Accumulated other comprehensive loss	(60.5)	(72.8)	(83.3)
Unallocated common stock of Employee Stock Ownership Plan, at cost (9.2 million shares, 9.3 million shares and 9.6 million shares)	(191.5)	(193.3)	(198.8)

Total stockholders’ equity	5,413.3	5,478.6	5,136.6

Total liabilities and stockholders’ equity	$21,923.1	$21,588.1	$20,811.5

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Interest and dividend income:
Commercial real estate	$75.3	$74.1	$74.1	$73.9	$70.8
Commercial	70.0	58.2	48.1	49.6	50.6
Residential mortgage	28.3	28.6	31.4	35.1	37.8
Consumer	22.5	22.8	23.5	24.0	24.0

Total interest on loans	196.1	183.7	177.1	182.6	183.2
Securities	9.2	8.1	8.4	7.5	7.2
Short-term investments	1.5	1.7	1.8	1.4	1.6
Securities purchased under agreements to resell	0.1	0.1	0.2	0.4	0.2

Total interest and dividend income	206.9	193.6	187.5	191.9	192.2

Interest expense:
Deposits	29.0	29.7	35.9	42.5	46.8
Borrowings	0.3	0.5	0.4	0.3	0.4
Subordinated notes	3.8	3.8	3.7	3.8	3.8

Total interest expense	33.1	34.0	40.0	46.6	51.0

Net interest income	173.8	159.6	147.5	145.3	141.2
Provision for loan losses	17.8	9.5	13.6	21.5	14.0

Net interest income after provision for loan losses	156.0	150.1	133.9	123.8	127.2

Non-interest income:
Investment management fees	8.6	7.9	7.9	8.4	8.6
Insurance revenue	6.3	7.3	7.0	7.9	6.8
Brokerage commissions	2.8	2.8	2.9	2.8	3.2

Total wealth management income	17.7	18.0	17.8	19.1	18.6
Bank service charges	32.9	31.2	32.2	33.3	32.9
Merchant services income	6.4	5.8	6.3	6.7	6.1
Bank-owned life insurance	2.6	1.8	1.9	2.2	2.7
Net security gains (losses)	—	—	(0.1)	4.7	12.0
Net gains on sales of residential mortgage loans	2.7	2.8	3.0	5.2	3.8
Other non-interest income	14.5	11.0	10.6	9.0	8.9

Total non-interest income	76.8	70.6	71.7	80.2	85.0

Non-interest expense:
Compensation and benefits	92.6	96.3	89.2	86.0	86.6
Occupancy and equipment	28.5	29.8	28.0	27.5	26.3
Professional and outside service fees	20.8	13.6	10.0	11.6	11.7
Amortization of other acquisition-related intangibles	4.8	4.7	5.0	5.1	5.3
Merchant services expense	5.3	4.8	5.2	5.7	5.2
Merger-related expenses	2.8	14.7	2.0	—	—
Other non-interest expense	55.0	36.4	32.8	29.2	41.1

Total non-interest expense	209.8	200.3	172.2	165.1	176.2

Income before income tax expense	23.0	20.4	33.4	38.9	36.0
Income tax expense	7.0	6.8	8.5	12.1	10.7

Net income	$16.0	$13.6	$24.9	$26.8	$25.3

Basic and diluted earnings per common share	$0.04	$0.04	$0.07	$0.08	$0.08

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	June 30, 2010	June 30, 2009
Interest and dividend income:
Commercial real estate	$149.4	$139.8
Commercial	128.2	101.2
Residential mortgage	56.9	78.5
Consumer	45.3	47.9

Total interest on loans	379.8	367.4
Securities	17.3	16.5
Short-term investments	3.2	3.3
Securities purchased under agreements to resell	0.2	0.2

Total interest and dividend income	400.5	387.4

Interest expense:
Deposits	58.7	95.0
Borrowings	0.8	0.8
Subordinated notes	7.6	7.6

Total interest expense	67.1	103.4

Net interest income	333.4	284.0
Provision for loan losses	27.3	21.9

Net interest income after provision for loan losses	306.1	262.1

Non-interest income:
Investment management fees	16.5	16.1
Insurance revenue	13.6	15.1
Brokerage commissions	5.6	6.5

Total wealth management	35.7	37.7

Bank service charges	64.1	63.3
Merchant services income	12.2	11.9
Bank-owned life insurance	4.4	4.3
Net security gains	—	17.4
Net gains on sales of residential mortgage loans	5.5	5.7
Other non-interest income	25.5	16.9

Total non-interest income	147.4	157.2

Non-interest expense:
Compensation and benefits	188.9	175.3
Occupancy and equipment	58.3	54.3
Professional and outside service fees	34.4	22.4
Amortization of other acquisition-related intangibles	9.5	10.5
Merchant services expense	10.1	10.1
Merger-related expenses	17.5	—
Other non-interest expense	91.4	74.7

Total non-interest expense	410.1	347.3

Income before income tax expense	43.4	72.0
Income tax expense	13.8	22.5

Net income	29.6	49.5

Basic and diluted earnings per common share	$0.08	$0.15

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2010			March 31, 2010			June 30, 2009
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,262.1	$1.5	0.26%	$2,673.5	$1.7	0.26%	$2,543.9	$1.6	0.26%
Securities purchased under agreements to resell	271.4	0.1	0.20	226.7	0.1	0.15	272.5	0.2	0.23
Securities (2)	1,096.7	9.2	3.33	888.3	8.1	3.65	798.6	7.2	3.60
Loans:
Commercial real estate	5,461.4	75.3	5.52	5,392.7	74.1	5.49	5,154.4	70.8	5.49
Commercial	5,112.1	70.8	5.54	4,545.3	59.0	5.19	4,175.7	51.5	4.94
Residential mortgage	2,536.9	28.3	4.46	2,506.8	28.6	4.57	2,988.8	37.8	5.05
Consumer	2,208.8	22.5	4.08	2,235.5	22.8	4.07	2,275.9	24.0	4.22

Total loans	15,319.2	196.9	5.14	14,680.3	184.5	5.03	14,594.8	184.1	5.04

Total earning assets	18,949.4	$207.7	4.38%	18,468.8	$194.4	4.21%	18,209.8	$193.1	4.24%

Other assets	2,922.5			2,790.8			2,549.5

Total assets	$21,871.9			$21,259.6			$20,759.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,357.0	$—	—%	$3,271.3	$—	—%	$3,192.0	$—	—%
Savings, interest-bearing checking and money market	7,817.7	12.3	0.63	7,413.7	11.6	0.62	6,600.5	12.1	0.74
Time	4,529.4	16.7	1.48	4,516.8	18.1	1.60	5,093.5	34.7	2.72

Total deposits	15,704.1	29.0	0.74	15,201.8	29.7	0.78	14,886.0	46.8	1.26

Borrowings:
Repurchase agreements	151.8	0.2	0.44	164.6	0.2	0.45	155.8	0.2	0.43
Federal Home Loan Bank advances	8.6	0.1	6.12	11.2	0.1	5.49	14.6	0.2	5.30
Other	4.9	—	—	13.6	0.2	5.03	—	—	—

Total borrowings	165.3	0.3	0.72	189.4	0.5	1.08	170.4	0.4	0.84

Subordinated notes	182.3	3.8	8.30	182.0	3.8	8.31	181.0	3.8	8.36

Total funding liabilities	16,051.7	$33.1	0.83%	15,573.2	$34.0	0.87%	15,237.4	$51.0	1.34%

Other liabilities	362.3			411.3			359.8

Total liabilities	16,414.0			15,984.5			15,597.2
Stockholders’ equity	5,457.9			5,275.1			5,162.1

Total liabilities and stockholders’ equity	$21,871.9			$21,259.6			$20,759.3

Net interest income/spread (3)		$174.6	3.55%		$160.4	3.34%		$142.1	2.90%

Net interest margin			3.68%			3.47%			3.12%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.8 million, $0.8 million and $0.9 million for the three months ended June 30, 2010, March 31, 2010 and June 30, 2009, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2010			June 30, 2009
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,466.6	$3.2	0.26%	$2,186.1	$3.3	0.30%
Securities purchased under agreements to resell	249.2	0.2	0.18	137.0	0.2	0.23
Securities (2)	993.1	17.3	3.47	1,035.3	16.5	3.20
Loans:
Commercial real estate	5,427.3	149.4	5.51	5,087.8	139.8	5.50
Commercial	4,830.2	129.8	5.38	4,192.9	103.0	4.91
Residential mortgage	2,521.9	56.9	4.51	3,053.8	78.5	5.14
Consumer	2,222.1	45.3	4.07	2,264.4	47.9	4.23

Total loans	15,001.5	381.4	5.09	14,598.9	369.2	5.06

Total earning assets	18,710.4	$402.1	4.30%	17,957.3	$389.2	4.33%

Other assets	2,857.0			2,552.5

Total assets	$21,567.4			$20,509.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,312.3	$—	—%	$3,149.3	$—	—%
Savings, interest-bearing checking and money market	7,618.8	23.9	0.63	6,445.2	24.7	0.77
Time	4,523.2	34.8	1.54	5,022.9	70.3	2.80

Total deposits	15,454.3	58.7	0.76	14,617.4	95.0	1.30

Borrowings:
Repurchase agreements	158.1	0.4	0.44	163.4	0.4	0.44
Federal Home Loan Bank advances	9.9	0.2	5.77	14.8	0.4	5.28
Other	9.2	0.2	3.73	4.3	—	1.95

Total borrowings	177.2	0.8	0.91	182.5	0.8	0.87

Subordinated notes	182.2	7.6	8.30	180.8	7.6	8.37

Total funding liabilities	15,813.7	$67.1	0.85%	14,980.7	$103.4	1.38%

Other liabilities	386.7			366.2

Total liabilities	16,200.4			15,346.9
Stockholders’ equity	5,367.0			5,162.9

Total liabilities and stockholders’ equity	$21,567.4			$20,509.8

Net interest income/spread (3)		$335.0	3.45%		$285.8	2.95%

Net interest margin			3.58%			3.18%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $1.6 million and $1.8 million for the six months ended June 30, 2010 and 2009, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Originated non-accrual loans:
Residential mortgage	$80.9	$66.7	$52.7	$49.8	$51.4
Commercial real estate	67.2	65.8	72.4	80.2	75.0
Equipment financing	37.0	23.1	20.6	18.6	16.5
Commercial	25.2	28.9	17.4	21.0	21.3
Consumer	9.0	7.5	5.7	6.1	3.8
Indirect auto	0.4	0.3	—	—	—

Total (1)	219.7	192.3	168.8	175.7	168.0
Repossessed assets	27.6	31.8	12.9	6.8	4.1
Real estate owned (“REO”)	37.2	23.4	23.9	10.2	9.9

Total	$284.5	$247.5	$205.6	$192.7	$182.0

Acquired non-accrual loans (2)	$60.1	$51.7	$—	$—	$—

Non-performing originated loans as a percentage of originated loans (3)	1.56%	1.36%	1.19%	1.23%	1.15%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets (3)	2.01	1.74	1.44	1.35	1.25
Tangible stockholders’ equity and allowance for loan losses	7.47	6.37	5.47	5.11	4.82

(1)	Reported net of government guarantees totaling $6.8 million at June 30, 2010, $7.3 million at March 31, 2010, $8.3 million at December 31, 2009, $7.2 million at September 30, 2009 and $7.1 million at June 30, 2009.
(2)	Represents those loans acquired in the Financial Federal and Butler Bank transactions that meet People’s United’s definition of a non-performing loan at June 30, 2010 and March 31, 2010, but for which the risk of credit loss have been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement.
(3)	Calculations exclude acquired loans. Including acquired loans and acquired non-accrual loans at June 30, 2010 and March 31, 2010, non-performing loans were 1.84% and 1.59% of total loans and non-performing assets were 2.26% and 1.95% of total loans, REO and repossessed assets, respectively.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2010	2010	2009	2009	2009
Balance at beginning of period	$172.5	$172.5	$172.5	$167.0	$159.0
Charge-offs	(19.0)	(10.9)	(14.5)	(17.2)	(6.9)
Recoveries	1.2	1.4	0.9	1.2	0.9

Net loan charge-offs	(17.8)	(9.5)	(13.6)	(16.0)	(6.0)
Provision for loan losses	17.8	9.5	13.6	21.5	14.0

Balance at end of period	$172.5	$172.5	$172.5	$172.5	$167.0

Allowance for loan losses as a percentage of:
Originated loans	1.23%	1.22%	1.21%	1.21%	1.15%
Non-performing originated loans	78.5	89.7	102.2	98.2	99.4

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009
Commercial	$8.0	$0.8	$4.3	$1.5	$1.1
Commercial real estate	4.8	5.8	1.5	7.7	0.4
Equipment financing	3.7	0.9	4.0	2.0	1.8
Consumer	0.7	1.3	1.9	1.3	1.2
Residential mortgage	0.4	0.1	1.2	2.6	0.8
Indirect auto	0.2	0.6	0.7	0.9	0.7

Total	$17.8	$9.5	$13.6	$16.0	$6.0

Net loan charge-offs to average loans (annualized)	0.46%	0.26%	0.38%	0.44%	0.16%